Exhibit 5.1

CLIFFORD CHANCE US LLP

31 WEST 52ND STREET

NEW YORK, NY 10019-6131

TEL +1 212 878 8000

FAX +1 212 878 8375

www.cliffordchance.com

November 6, 2013

Chambers Street Properties

47 Hulfish Street, Suite 210

Princeton, New Jersey 08542

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chambers Street Properties, a Maryland real estate investment trust, (the “Company”), in connection with a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-192137) (the “Registration Statement”) and in connection with the offer and sale by the Company from time to time of its common shares of beneficial interest, par value $0.01 per share (the “Securities”) having an aggregate offering price of up to $250,000,000, which are to be sold by the Company in accordance with the terms of the Equity Distribution Agreements, dated November 6, 2013, by and among the Company, CSP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and each of Wells Fargo Securities, LLC, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, respectively (the “Agreements”).

In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and certain resolutions (the “Resolutions”) of the Board of Trustees of the Company (the “Board”), certified by an officer of the Company on the date thereof as being complete, accurate and in effect, authorizing the filing of the Registration Statement and other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate, trust, and partnership records, certificates and letters of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth below. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us, and the conformity with the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. As to facts upon which this opinion is based, we have relied, as to all matters of fact, upon certificates and written statements of officers, trustees, partners and employees of, and accountants for, the Company.

Based on, and subject to, the foregoing, the qualifications and assumptions set forth herein and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Securities have been duly and validly authorized and, when issued and sold as contemplated by the prospectus included as a part of the Registration Statement and in the manner contemplated by the Agreements, the Securities will be legally issued, fully paid and non-assessable.

The opinion set forth in this letter relates only to Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”) and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the laws of any other jurisdiction or as to any laws of the State of Maryland other than the Maryland REIT Law.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We consent to the filing of this letter as an exhibit to a Current Report on Form 8-K that shall be incorporated by reference into the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP